Exhibit 10.6

NONCOMPETITION AGREEMENT

This NONCOMPETITION AGREEMENT is being executed and delivered as of June 26, 2007 by VIKAS RIJSINGHANI (the “Stockholder”) in favor of, and for the benefit of: WEBSITE PROS, INC., a Delaware corporation (the “Purchaser”) and the other “Indemnitees” (as hereinafter defined).  Certain capitalized terms used in this Noncompetition Agreement are defined in Section 18.

RECITALS

A.            As a stockholder and employee of WEB.COM, INC., a Minnesota corporation (the “Company”), the Stockholder has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Company and its subsidiary.  (The Company and its subsidiaries are referred to collectively herein as the “Acquired Companies.”)

B.            Pursuant to an Agreement and Plan of Merger and Reorganization among the Purchaser, the Company, a wholly-owned subsidiary of Purchaser (“Merger Sub”), the Stockholder and certain other parties (the “Merger Agreement”), which agreement has been executed concurrently herewith, the Company is merging with and into Merger Sub and all outstanding shares of the Company’s capital stock are being converted, partially, into shares of common stock of the Purchaser (the “Transaction”).  As a result of the Transaction, the Acquired Companies are becoming wholly-owned subsidiaries of the Purchaser.

C.            As a shareholder and key employee of the Company, the Stockholder has obtained extensive and valuable knowledge and confidential information concerning the business that is the subject of the Merger.

C.            In connection with the Transaction (and as a condition to the consummation of such Transaction), and to enable the Purchaser to secure more fully the benefits of such Transaction, including without limitation the Company’s trade secrets, confidential business information, substantial relationships with specific prospective or existing customers, and customer goodwill, the Purchaser has required that the Stockholder enter into this Noncompetition Agreement; and the Stockholder is entering into this Noncompetition Agreement to induce the Purchaser to consummate the Transaction contemplated by the Merger Agreement, with all of the attendant financial benefits to the Stockholder as an employee and shareholder of the Company.

D.            As a condition of the Transaction, the Stockholder is becoming a key employee of the Purchaser (“Stockholder’s Employment”) and will accordingly obtain extensive and valuable knowledge and proprietary and confidential information concerning the businesses of the Purchaser, the Acquired Companies and the Purchaser’s other subsidiaries.

E.             The Purchaser, the Acquired Companies and the Purchaser’s other subsidiaries have conducted, are conducting and expect to continue to conduct their respective businesses on a national basis.

AGREEMENT

To induce the Purchaser to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Stockholder hereby agrees as follows:

1.             Restriction on Competition.  The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not, and shall not permit any of his Affiliates to directly or indirectly (whether as an employee, officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, joint venturer, consultant, agent, licensor or in any other capacity whatsoever) engage in Competition in any Restricted Territory; provided, however, that the Stockholder may, without violating this Section 1 (A) own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Stockholder and the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Stockholder’s Affiliates collectively represent less than five percent (5%) of the total number of shares of such corporation’s capital stock outstanding, and (iii) neither the Stockholder nor any Affiliate of the Stockholder is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation and (B) own, beneficially or directly, equity interests in the Company, any of the Acquired Companies, and any of their Affiliates.

2.             No Hiring or Solicitation of Employees.  The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not, and shall not knowingly permit any of his Affiliates to: (a) hire any Specified Employee, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder’s own behalf or on behalf of any other Person) any employee of the Purchaser or any of the Purchaser’s subsidiaries to leave his or her employment with the Purchaser or any of the Purchaser’s subsidiaries.  For purposes of this Agreement, “Specified Employee” shall mean any individual serving in a management capacity (title of director or higher) or in a highly skilled position who (i) is or was an employee of the Company as of the date of this Noncompetition Agreement, and (ii) remains an employee of the Purchaser or the Company or becomes an employee of the Purchaser or any of the Purchaser’s other subsidiaries at any time from the date hereof until the termination of the Stockholder’s Employment; a Specified Employee shall not include (A) any employee who has been terminated by the Purchaser, or (ii) any employee who has been separated as an employee of the Purchaser for more than 90 days.

3.             Representations and Warranties.  The Stockholder represents and warrants, to and for the benefit of the Indemnitees, that: (a) he has full power and capacity to execute and deliver, and to perform all of his obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which the Stockholder or, to the best of Stockholder’s knowledge, any of his Affiliates is or may be bound, or (ii) any law, rule or regulation.  The Stockholder’s representations and warranties shall survive the expiration of the Noncompetition Period for an unlimited period of time.

4.             Specific Performance.  The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Noncompetition Agreement, each of the Purchaser and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.  The Stockholder further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and the Stockholder irrevocably waives any right he may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument.

5.             Indemnification.  Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, the Stockholder shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys’ fees), charge or expense (whether or not relating to any third-party claim) that is suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Noncompetition Period), and that arises out of or by virtue of, or relates directly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Noncompetition Agreement, or (b) any failure on the part of the Stockholder to observe, perform or abide by, or any other breach of, any material restriction, covenant, obligation or other provision contained in this Noncompetition Agreement.

6.             Non-Exclusivity.  The rights and remedies of the Purchaser and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).  Without limiting the generality of the foregoing, the rights and remedies of the Purchaser and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of the Stockholder under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations.  Nothing in this Noncompetition Agreement shall limit any of the Stockholder’s obligations, or the rights or remedies of the Purchaser or any of the other Indemnitees, under the Merger Agreement; and nothing in the Merger Agreement shall limit any of the Stockholder’s obligations, or any of the rights or remedies of the Purchaser or any of the other Indemnitees, under this Noncompetition Agreement.

7.             Severability.  Any term or provision of this Noncompetition Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Noncompetition Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8.             Governing Law; Venue.   This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Florida (without giving effect to principles of conflicts of laws).

9.             Waiver.  No failure on the part of the Purchaser or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of the Purchaser or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.          Successors and Assigns.  Each of the Purchaser and the other Indemnitees may assign any or all of its rights under this Noncompetition Agreement, at any time, to any other corporation or other business entity which succeeds to all or substantially all of the business of the Purchaser through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Purchaser without obtaining the consent or approval of the Stockholder or of any other Person.  This Noncompetition Agreement shall be binding upon the Stockholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the Purchaser and the other Indemnitees.

11.          Further Assurances.  The Stockholder shall execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing compliance with any of the provisions of this Noncompetition Agreement.

12.          Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Stockholder by any Person entitled to enforcement of the provisions hereof, the prevailing party in such legal action or legal proceeding shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

13.          Captions.  The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

14.          Construction.  Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.  Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement.  Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement.  As used in this Noncompetition Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to “Sections” are intended to refer to Sections of this Noncompetition Agreement.

15.          Survival of Obligations.  Except as specifically provided herein, the obligations of the Stockholder under this Noncompetition Agreement (including his obligations under Sections 3, 5 and 11) shall survive the expiration of the Noncompetition Period.  The expiration of the Noncompetition Period shall not operate to relieve the Stockholder of any obligation or liability arising from any prior breach by the Stockholder of any provision of this Noncompetition Agreement.

16.          Obligations Absolute.  The Stockholder’s obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Purchaser, any other Indemnitee or any other Person) of any provision of the Merger Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of the Purchaser, any other Indemnitee or any other Person.

17.          Amendment.  This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Stockholder and the Purchaser (or any successor to the Purchaser).

18.          Defined Terms.  For purposes of this Noncompetition Agreement:

(a)           “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

(b)           “Competing Product” means any website design and development software and website hosting software.

(c)           “Competing Core Service” means any website design services, website development services and website hosting services provided to small and medium sized businesses.

(d)           “Competing Web Service” means the provision of either of the following with a Competing Core Service: (i) internet marketing and advertising services, or (ii) lead generation products and services of others to small and medium sized businesses.

(e)           A Person shall be deemed to be engaged in “Competition” if: (a) such Person or any of such Person’s Affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (b) such Person or any of such Person’s Affiliates is engaged directly or indirectly in providing, performing, marketing, or offering any Competing Core Service or a Competing Web Service.  A Person shall not be deemed to be engaged in Competition if (i) such Person works in a supervisory or oversight position for a larger enterprise that offers a Competing Product, a Competing Core Service or a Competing Web Service, but such Person has no direct supervisory or oversight responsibilities with respect to such Competing Product, Competing Core Service or Competing Web Service and such Competing Product, Competing Core Service or Competing Web Service is not a material part of the operations of such enterprise, or (ii) such Person works for a larger enterprise that does offer a Competing Product, a Competing Core Service or a Competing Web Service, but such person works in a supervisory or oversight position of a subsidiary, division or branch of such enterprise that does not offer a Competing Product, a Competing Core Service or a Competing Web Service as a material part of the operations of such subsidiary, branch or division and such Person has no direct supervisory or oversight responsibilities respect to such Competing Product, Competing Core Service or Competing Web Service.

(f)            “Indemnitees” shall include: (i) the Purchaser; (ii) each Person who is or becomes an Affiliate of the Purchaser; (iii) the Acquired Companies; and (iv) the successors and assigns of each of the Persons referred to in clauses “(i),” “(ii)” and “(iii)” of this sentence.

(g)           “Noncompetition Period” shall mean the period commencing on the date of the closing of the Transaction and ending on the third anniversary of the date of the Closing of the Transaction; provided, however, that in the event of any breach on the part of the Stockholder of any provision of this Noncompetition Agreement, the Noncompetition Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.  If the Transactions does not close as contemplated in the Merger Agreement and the Merger Agreement is terminated, this Noncompetition Agreement shall have no effect, and neither the Company nor Stockholder shall have any obligations hereunder.

(h)           “Person” means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

(i)            “Restricted Territory” means each county or similar political subdivision of each State of the United States of America, and each State, territory or possession of the United States of America.

**End of Noncompetition Agreement – Signature Page Follows**

IN WITNESS WHEREOF, the Stockholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.

STOCKHOLDER:

VIKAS RIJSINGHANI

Signed:	/s/ Vikas Rijsinghani
Address:

Telephone No.: ( )

Facsimile No.: ( )

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